Exhibit 99.1

Certification Pursuant To
18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the Annual Report of Smith & Wesson Holding Corporation 2001 Employee Stock Option Plan (“the Plan”) on Form 11-K for the year ended April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned of Smith & Wesson Holding Corporation to their knowledge certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

A signed original of this written statement required by Section 906 has been provided to Smith & Wesson Holding Corporation and will be retained by Smith & Wesson Holding Corporation on behalf of the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: July 29, 2003	/s/ John A. Kelly

John A. Kelly, Plan Chief Executive Officer Executive Vice President and CFO, Smith & Wesson Corp., A subsidiary of Smith & Wesson Holding Corporation

/s/ John Dineen

John Dineen, Plan Chief Financial Officer Director of Accounting, Smith & Wesson Corp., A subsidiary of Smith & Wesson Holding Corporation

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